UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 21, 2014
________________________

DAIS ANALYTIC CORPORATION
(Exact name of registrant as specified in its charter)

New York	000-53554	14-760865
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

11552 Prosperous Drive
Odessa, Florida 33556
(Address of Principal Executive Offices)(Zip Code)

(727) 375-8484
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Copies to:

Peter DiChiara, Esq.
SICHENZIA ROSS FRIEDMAN FERENCE LLP
61 Broadway, 32nd Floor
New York, New York 10006
Telephone: (212) 930-9700
Facsimile: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On January 21, 2014 Dais Analytic Corporation (the “Company”) entered into a Securities Purchase Agreement (the “SPA”) with an investor, Soex (Hong Kong) Industry & Investment Co., Ltd., a Hong Kong corporation (the “Investor”), pursuant to which the Company will sell 37.5 million shares of the Company’s common stock, $0.01 par value per share (the “Common Stock”) for $1.5 million, at $0.04 per share pursuant to Regulation S. The Company also will issue, upon the full payment by the investor, 3,750,000 shares to a placement agent, located in Hong Kong, for the placement of the Common Stock. The Company will issue the Common Stock upon the receipt of the $1.5 million, which shall occur on or before March 7, 2014. The Company has received an initial payment of approximately $50,000.

The Company shall use the proceeds from the sale of the Common Stock for working capital, business development and general business purposes; provided that up to $160,000 of the proceeds may be invested as registered capital in an entity, which the Company is expected to be the majority owner (the “China Subsidiary”), to be incorporated in China with the Investor. Upon formation of this entity, the Investor shall provide additional funds to the China Subsidiary, as negotiated and agreed upon between the Parties and as needed to fund the China Subsidiary including, but not limited to funds to secure and pay personnel, build the required facilities and infrastructure, sell the Company’s ConsERV and Aqualyte materials products in greater China and pay the Company the required license payments.

Further, the parties shall negotiate a master distributor agreement, with an Investor-designated entity, and a license and supply agreement for the China Subsidiary for ConsERV and Aqualyte materials for ventilation air, and clean water applications in greater China, subject to normal conditions (including sales minimums, and uses of intellectual property).

Pursuant to terms of the SPA, the Investor signed a voting agreement (the “Voting Agreement”) which obligates the Investor to vote as recommended by the Company’s board of directors for a one-year period beginning on the date the shares of Common Stock are issued to the Investor. The Investor does not have any registration rights with respect to the Common Stock.

The SPA, with the Voting Agreement, is filed as Exhibit 10.1 to this Current Report on Form 8-K. The foregoing summaries of the terms of these documents are subject to, and qualified in their entirety by, such documents attached hereto, which are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1	Securities Purchase Agreement with Voting Agreement
99.1	Press Release, dated January 27, 2014

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dais Analytic Corporation

Dated: January 27, 2014	By:	/s/ Timothy N. Tangredi
Timothy N. Tangredi Chief Executive Officer and President

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